SUNSET BRANDS ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE U.S. MILLS

                   A Leading Natural and Organic Foods Company



LOS ANGELES, CA February 19, 2005 -- Sunset Brands, Inc. (OTCBB: SSBN) announced today that it has entered into a definitive agreement to acquire U.S. Mills, Inc., a leading branded consumer marketer of natural, organic and specialty ready-to-eat cereals, hot cereals, cookies and crackers. In its last fiscal year, revenues of U.S Mills, Inc. totaled approximately $15.8 million with over $2 million of positive operating cash flows.

U.S. Mills' products include widely-recognized brands such as Uncle Sam Cereal, Erewhon, New Morning, Farina and Skinner's Raisin Bran products. Their brands are sold through supermarkets, mass merchandisers, wholesale grocers, natural food distributors and specialty food distributors. The products are sold in all 50 states, Canada and Puerto Rico as well as Asia and the Middle East.

Todd Sanders, President and Chief Executive Officer of Sunset Brands said, "This is a very exciting acquisition for Sunset Brands, giving us entree into the natural and organic category with five well respected and established brands. The acquisition of US Mills creates significant operational cost savings and provides sales and marketing synergies towards the distribution of Sunset Brands' existing brand portfolio," said Mr. Sanders.

"U.S. Mills is a leader in the natural and organic foods category, a niche market with annual growth in excess of 20%. We are extremely pleased with this acquisition as U.S. Mills continues to outperform the market rate of growth. From this acquisition, Sunset Brands expects further expansion through a combination of organic growth and the pursuit of additional strategic acquisitions. With the acquisition of US Mills, we are delighted to bring on management talent with deep experience in consumer products goods that share in our vision of building a leading portfolio of brands in the better foods and nutrition category," concluded Mr. Sanders.

The terms of the transaction will be detailed in the company's Form 8-K that will be filed with the Securities and Exchange Commission on or before February 25, 2005. The transaction which is scheduled to close on or before April, 15, 2005 is subject to certain regulatory approvals and other customary closing conditions.

ABOUT SUNSET BRANDS, INC.
Based in Los Angeles, California, Sunset Brands, Inc. is poised to become a category leader in the high-growth better foods and nutrition categories through the rapid expansion of product lines and the acquisition of appealing nutritional content, healthy, natural/organic and functional food brands.
For more information on Sunset Brands, please visit www.sunsetbrands.com
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ABOUT U.S. MILLS, INC.
Based in Needham, MA, U.S. Mills, Inc. is a leading independent branded consumer marketer of natural, organic and specialty ready-to-eat cereals, hot cereals, cookies and crackers. The company markets five established brands - Uncle Sam Cereal, Erewhon, New Morning, Farina and Skinner's Raisin Bran - in all 50 states, Canada and Puerto Rico. The brands are sold through supermarkets, mass merchandisers, wholesale grocers, natural food distributors and specialty food distributors. For more information on U.S. Mills, please visit www.usmillsinc.com


Some statements in this press release are forward looking, within the meaning of the federal securities laws, including statements regarding events and financial trends that may affect our future operating results, financial position and cash flows. Certain statements are based on our assumptions and estimates and are subject to risks and uncertainties. You can identify these forward-looking statements by the words like "strategy", "expects", "plans", "believes", "will", "estimates", "intends", "projects", "goals", "targets", and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Sunset Brands Inc. undertakes no obligation to update such statements. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. For further information on factors that could impact Sunset Brands Inc. and statements contained in this press release, reference should be made to Sunset Brands Inc. filings with the Securities and Exchange Commission. (www.sec.gov.)



FOR MORE INFORMATION, PLEASE CONTACT:

For Shareholders/Brokers/Institutional Investors:
------------------------------------------------

CEOcast, Inc.

Ed Lewis, 212-732-4300 or via email at elewis@ceocast.com



For Press/Media:
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Koopman Ostbo, Inc.

Ted Morgan, 503-517-6957 or via email at ted@KOisOK.com
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